Exhibit 99.1

Press Contacts:

Julie Henderson

212-852-7070

jhenderson@21cf.com

Nathaniel Brown

212-852-7746

nbrown@21cf.com

FOR IMMEDIATE RELEASE

21st Century Fox Announces Board

and Executive Leadership Changes:

Lachlan Murdoch Appointed Non-Executive Co-Chairman;

James Murdoch to be Co-Chief Operating Officer

New York, NY - March 26, 2014 - 21st Century Fox (NASDAQ: FOX, FOXA; ASX: FOX, FOXLV) today announced that the Board has appointed Lachlan Murdoch Non-Executive Co-Chairman and James Murdoch has been elevated to the position of Co-Chief Operating Officer. The announcement was jointly made by Rupert Murdoch, Chairman and Chief Executive Officer; Chase Carey, President and Chief Operating Officer; and the 21st Century Fox Board of Directors.

Rupert Murdoch said, "Lachlan is a strategic and talented executive with a rich knowledge of our businesses. From 1994 to 2007, Lachlan's executive career at the company spanned the globe, culminating as Deputy Chief Operating Officer responsible for the group's most important publishing businesses in addition to its vast U.S. television station holdings. I'm very pleased he is returning to a leadership role at the Company, where he will work closely with me, Chase, James, and the rest of the Board of Directors to drive continued growth for years to come."

He continued, "We are pleased to elevate James into this important role alongside my partner and trusted advisor Chase Carey. I'm confident James and Chase will continue to make a great team during this time of immense opportunity. James has done an outstanding job driving our global television businesses and our shareholders, customers, and colleagues will benefit greatly from his many talents. This Company has never been better positioned to capitalize on the increased global demand for quality storytelling and news, and our collective future has never been brighter."

President and Chief Operating Officer Chase Carey said, "James has been a great partner and in many ways this appointment formalizes the role he's been playing for some time, and acknowledges the contribution he has made in driving our businesses to new heights. Over the course of his 17 years with the company, James has played a key leadership role in almost all of our major television businesses, from Mumbai to Munich to London and most recently the U.S. James has a keen sense of international markets, digital platforms -- as well as programming -- and he brings a modern sensibility to our business which has greatly benefited the Company and our shareholders."

As Non-Executive Co-Chairman, Lachlan Murdoch will work closely with senior management and the rest of the 21st Century Fox Board in developing global strategies and guiding the overall corporate agenda. Lachlan will divide his time between Sydney and New York.

As Co-Chief Operating Officer, James Murdoch will partner with Chase Carey to set the strategic direction and drive momentum across the Company's global portfolio of assets. In this capacity, James will have direct responsibility for Fox Networks Group, which will now report to him. James will also have direct responsibility for the strategic and operational development of the Company's owned and controlled interests in the pay-television Sky and Star services in Europe and Asia, respectively. James will continue to report to Chase Carey.

In addition to these appointments, the Company also announced that Peter Rice, Chairman and CEO Fox Networks Group, has agreed to extend his employment agreement.

James Murdoch said, "Under Peter Rice's leadership Fox Networks Group has continued to push creative boundaries across the Company, and has grown tremendously with successful channel launches including Fox Sports 1 and FXX, an increased international footprint and enhanced sports offerings across the world. Chase and I are delighted Peter is committed to continuing to grow this incredible business and look forward to even more success in the years to come."

Lachlan Murdoch, age 42, is currently a Director of 21st Century Fox and News Corp, Executive Chairman of NOVA Entertainment Group, Executive Chairman of Illyria Pty Ltd, and a Director of Sydney's Museum of Contemporary Art. Until recently, he also served as Non-Executive Chairman of Ten Network Holdings. Under his leadership, NOVA Entertainment Group has become Australia's number one national FM network.

Prior to founding Illyria in 2005, a successful private investment company, Lachlan was the Deputy Chief Operating Officer of the Company (formerly known as News Corporation) a role in which he was directly responsible for two thirds of the Company's global revenue with specific emphasis on its U.S. television stations group and publishing assets.

While at the former News Corporation, Lachlan had oversight of HarperCollins and the company's lines of business in Australia, including REA. He also served on the Board of Foxtel and as Chairman of Fox Television Stations and as Publisher of the New York Post. At Fox Television Stations, Lachlan oversaw the Company's 35 owned-and-operated television stations, where he raised the bar on local news coverage across the nation, increasing the total number of local news hours across the group to more than 850 per week. At the New York Post, Lachlan overhauled the tabloid and grew its circulation by more than 40 percent. During his tenure, the Post became the nation's fastest growing newspaper and the seventh largest in the United States.

James Murdoch, age 41, serves as a Director of both 21st Century Fox and News Corp. Prior to his current management role, James served as 21st Century Fox's Deputy Chief Operating Officer and Chairman and CEO, International, and played an integral role in managing the separation of the Company into two distinct companies.

James is a key driver in the Company's domestic and international channel expansion, from the creation of Sky Deutschland and Sky Italia, serving both as Chairman, to the renewed and continued leadership of Star India, India's number one entertainment broadcaster. Prior to his posts at 21st Century Fox, James was BSkyB's Chief Executive Officer from 2003 to 2007, and its Chairman from 2007 until 2012. During his tenure at BSkyB, the Company experienced transformative growth, having amassed more than 10 million subscribers, and created a full-service residential media and telecommunications company - a leader in all its markets.

From 2000 to 2003, James was Chairman and Chief Executive Officer of STAR, 21st Century Fox's Asian satellite television group. Under his leadership at STAR, the Company established itself as the premier content and broadcasting company in India, South Asia and Taiwan. He is a non-executive director of Yankee Global Enterprises, and a member of the Board of Trustees of the Harvard Lampoon.

About 21st Century Fox

21st Century Fox is the world's premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching nearly 1.5 billion subscribers in more than 100 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, Fox Sports, Fox Sports Network, National Geographic Channels, MundoFox, STAR, 28 local television stations in the U.S. and more than 300 channels that comprise Fox International Channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and Shine Group. The Company also provides premium content to millions of subscribers through its pay-television services in Europe and Asia, including Sky Deutschland, Sky Italia and its equity interests in BSkyB and Tata Sky. For more information about 21st Century Fox, please visit www.21CF.com.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain "forward-looking statements," which are based on management's views and assumptions regarding future events. These forward-looking statements speak only as of the date hereof. Actual results and events may differ materially from these expectations due to factors that are detailed in our filings with the Securities and Exchange Commission. We do not have any obligation to publicly update any of these "forward-looking statements" to reflect subsequent events, circumstances or otherwise, except as required by law.